Exhibit 10.46

ACKNOLWEDGEMENT AND AGREEMENT

This agreement and acknowledgement (this “Agreement”), dated as of July 24, 2025, is by and between REalloys Inc. (the “Company”) and Five Narrow Lane LP (“FNL”). The Company and FNL are collectively referred to herein as the “Parties.”

WHEREAS, on March 5, 2025, the Parties entered into that certain securities purchase agreement (the “Purchase Agreement”), pursuant to which, among others, the Company agreed to issue to FNL (i) 1,000 shares of Series X Preferred Stock, par value $0.0001 per share in the First Closing (the “Preferred Stock”) and (ii) subject to certain closing condition set forth in the Purchase Agreement, 4,000 shares of Preferred Stock (the “Additional Preferred Shares”) in the Second Closing; and

WHEREAS, the Parties have agreed that the Company shall issue to FNL on or about the date hereof, 1,000 shares of Preferred Stock for aggregate gross consideration of $1,000,000 (the “July Preferred Shares”);

Now, therefore, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the Parties hereto, intending legally to be bound, hereby agree as follows:

1. Definitions. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings given such terms in the Purchase Agreement.

2. Issuance of Preferred Stock. The Parties hereby acknowledge and agree that (i) in exchange of the receipt of July Preferred Shares, FNL hereby waives on one-time basis solely with respect to the issuance of July Preferred Shares, conditions related to Second Closing set forth in Sections 6(b) and 7(b) of the Purchase Agreement and (ii) substantially contemporaneously with the date hereof, the Company shall issue to FNL the July Preferred Shares. In addition, the Parties hereby acknowledge and agree that, following the issuance of the July Preferred Shares, the aggregate number of Additional Preferred Shares to be issued in the Second Closing pursuant to the terms of the Purchase Agreement shall be equal to 3,000 shares of Preferred Stock and the aggregate additional purchase price to be paid by FNL in the Second Closing shall be $3,000,000.

3. Counterparts; Facsimile Execution. This Agreement may be executed in one or more counterparts (including by electronic mail, in PDF or by DocuSign or similar electronic signature), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

4. Governing Law. THIS AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING GOVERNING LAW SET FORTH IN SECTION 9.A OF THE PURCHASE AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first above written.

REALLOYS INC.

By:
Name:
Title:

Acknowledged and Agreed:

FIVE NARROW LANE LP

By:
Name:	Joe Hammer
Title:	General Partner